UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 1, 2018
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CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.
The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03    Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 1, 2018, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”) and certain of the Company’s subsidiaries entered into the Third Amended and Restated Credit Agreement (as amended, the “Third Amended and Restated Credit Agreement”) related to the Company's credit facility (the "KeyBank Credit Facility") to remove Bank of America, N.A., a national association, as a lender and to increase the maximum commitment available under the KeyBank Credit Facility from $365,000,000 to an aggregate of up to $400,000,000, consisting of a revolving line of credit, with a maturity date of May 28, 2019, subject to CVOP's right to a 12-month extension.. The lenders agreed to make the loans on an unsecured basis. Subject to certain conditions, the KeyBank Credit Facility can be increased to $750,000,000.
In connection with the Third Amended and Restated Credit Agreement, the annual interest rate payable under the KeyBank Credit Facility, at CVOP's option, is either (a) the London Interbank Offered Rate, plus an applicable margin ranging from 1.75% to 2.25%, which is determined based on the overall leverage of CVOP; or (b) a base rate, which means, for any day, a fluctuating rate per annum equal to the prime rate for such day, plus an applicable margin ranging from 0.75% to 1.25%, which is determined based on the overall leverage of CVOP. Additionally, the requirement to pay a fee on the unused portion of the lenders’ commitments under the KeyBank Credit Facility is 0.15% per annum if the daily amount outstanding of the revolving commitment under the KeyBank Credit Facility is greater than 50% of the lenders' commitment and 0.25% per annum if the daily amount outstanding of the revolving commitment under the KeyBank Credit Facility is less than 50% of the lenders' commitment.
The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the Third Amended and Restated Credit Agreement. The unencumbered pool availability under the KeyBank Credit Facility is equal to the maximum principal amount of the value of the assets that are included in the unencumbered pool. As of February 1, 2018, the unencumbered pool availability under the KeyBank Credit Facility was $285,808,000 and the Company had $0 outstanding thereunder.
Except as set forth in this Current Report on Form 8-K, the material terms of the KeyBank Credit Facility remained unchanged.
The Third Amended and Restated Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt and limitations on distributions by the properties that are included in the unencumbered pool for the KeyBank Credit Facility in the event of default.
The Third Amended and Restated Credit Agreement also imposes the following financial covenants: (i) a minimum ratio of operating cash flow to fixed charges; (ii) a maximum ratio of liabilities to asset value; (iii) a maximum daily distribution covenant; (iv) a minimum number of unencumbered pool properties in the unencumbered pool; (v) a minimum tangible net worth; and (vi) a minimum unencumbered pool actual debt service coverage ratio.
In addition, the Third Amended and Restated Credit Agreement includes events of default that are customary for credit facilities and transactions of this type. The Company believes it was in compliance with all financial covenant requirements at February 1, 2018.
The material terms of the Third Amended and Restated Credit Agreement discussed above are not complete and are qualified in their entirety by the Third Amended and Restated Credit Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, by and among Carter/Validus Operating Partnership, LP, Carter Validus Mission Critical REIT, Inc., the guarantors and the lenders party thereto, dated February 1, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: February 5, 2018	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer

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